UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 649-7370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers

2016 Bonus Payments and 2017 Salary and Target Bonus Information

On February 3, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Protagonist Therapeutics, Inc. (the “Company”) approved (i) cash bonuses with respect to performance for fiscal year 2016, (ii) annual salaries for fiscal year 2017 (effective retroactively to January 1, 2017) and (iii) target performance bonus percentages for fiscal year 2017, for each of the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)).

The following table sets forth the amounts approved by the Committee for each of the named individuals set forth below:

Name	2016 Bonus	2017 Salary	2017 Target Bonus (% of Base Salary)
Dinesh V. Patel, Ph.D. President and Chief Executive Officer	$160,000	$475,000	50%
David Y. Liu, Ph.D. Chief Scientific Officer	$93,000	$357,000	40%
Tom O’Neil Chief Financial Officer	$72,063	$300,000	35%
William Hodder Senior Vice President of Corporate Development	$63,375	$280,000	35%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.
Dated: February 9, 2017
	By:	/s/ Thomas P. O’Neil
Thomas P. O’Neil
Chief Financial Officer